UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2020

Advanced Disposal Services, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Fort Wade Road

Ponte Vedra, Florida 32081

(Address of principal executive offices)

(904) 737-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ADSW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 30, 2020 (the “Closing Date”), Everglades Merger Sub Inc. (“Merger Sub”), a Delaware corporation and wholly owned indirect subsidiary of Waste Management, Inc. (“Parent”), a Delaware corporation, merged with and into Advanced Disposal Services, Inc. (the “Company”), a Delaware corporation, with the Company continuing as the surviving corporation (the “Merger”), pursuant to the previously announced Agreement and Plan of Merger, dated as of April 14, 2019 (the “Original Merger Agreement”), as amended by Amendment No. 1, dated as of June 24, 2020 (the “Merger Agreement Amendment”) (as amended by the Merger Agreement Amendment, the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, the Company became a wholly-owned indirect subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated by reference into this Item 1.02.

In connection with the completion of the Merger (as described further under Item 2.01) that certain Amended and Restated Credit Agreement, dated as of October 9, 2012, by and among the Company, the guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, as amended and restated by the Amendment and Restatement Agreement, dated as of November 10, 2016, and as further amended by Amendment No. 1, dated as of November 21, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), was terminated, and all existing debt for borrowed money thereunder was repaid in full and all commitments, liens and guarantees in respect thereof) were terminated, in each case effective as of October 30, 2020.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference into this Item 2.01.

At the effective time of the Merger (“Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock (i) owned by the Company, Parent, Merger Sub or any of their respective subsidiaries or (ii) for which appraisal rights were demanded properly in accordance with Section 262 of the General Corporation Law of the State of Delaware), was converted into the right to receive $30.30 per share in cash, without interest (the “Per Share Merger Consideration”).

At the Effective Time, each vested and unvested option of the Company with a per share exercise price less than the Per Share Merger Consideration that was outstanding at the Effective Time was converted into the right to receive a cash amount equal to the product of (i) the number of shares of Common Stock subject to the option multiplied by (ii) the excess of the Per Share Merger Consideration over the per-share exercise price of such option, net of taxes.

At the Effective Time, each performance share unit award outstanding as of immediately prior to the Effective Time was converted into the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock equal to the greater of (x) the target number of shares of Common Stock with respect to such performance share unit award and (y) the number of shares of Common Stock that was considered earned under the terms of such performance share unit award based on the year-end results of the Company for the 2019 fiscal year multiplied by (ii) the Per Share Merger Consideration, net of taxes.

At the Effective Time, each restricted share unit award and restricted share award outstanding immediately prior to the Effective Time was converted into the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such restricted share unit award or restricted share award multiplied by (ii) the Per Share Merger Consideration, net of taxes.

The aggregate consideration used by Parent to consummate the Merger (including the funds required to pay for all equity securities of the Company in connection with the Merger) was approximately $4.65 billion, which amount was funded through a combination of credit facilities and commercial paper.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Original Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2019, and is incorporated by reference into this Item 2.01. A copy of the Merger Agreement Amendment was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2020, and is incorporated herein by reference.

Substantially concurrently with the Effective Time, the transactions contemplated by the Securities and Asset Purchase Agreement (the “Purchase Agreement”), dated as of June 24, 2020 (as amended by Amendment No. 1 to the Securities and Asset Purchase Agreement, dated as of July 29, 2020, by Amendment No. 2 to the Securities and Asset Purchase Agreement, dated as of October 9, 2020, and by Amendment No. 3 to the Securities and Asset Purchase Agreement, dated as of October 30, 2020), by and among Parent, the Company, GFL Holdco (US), LLC (“GFL”) and GFL Environmental Inc. (solely for the purposes set forth in the Purchase Agreement) were consummated. The Company obtained from the SEC, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements under Article 11 of Regulation S-X to provide pro forma financial information relating to the acquisition by GFL of certain equity interests and assets from the Company pursuant to the previously announced Purchase Agreement. As a result, the Company will not provide such financial statements under Item 9.01(b) of Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 3.01.

On the Closing Date, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that, effective on the Closing Date, each outstanding share of the Common Stock issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01. NYSE halted trading of the Common Stock and will file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to remove the Common Stock from listing on NYSE and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company, as the surviving corporation in the Merger, intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, each outstanding share of the Common Stock issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01) was converted into the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01, and holders of such Common Stock ceased to have any rights as stockholders of the Company, except as provided in the Merger Agreement or by applicable law.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company, as the surviving corporation in the Merger, became a wholly-owned indirect subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.02.

Directors

In connection with the completion of the Merger, at the Effective Time, each of the Company’s directors immediately prior to the Effective Time (Richard Burke, E. Renae Conley, Tanuja Dehne, Michael Hoffman, Michael Koen, Ernest Mrozek and B. Clyde Preslar) ceased to be directors of the Company. These departures were in connection with the Merger and not due to any disagreement with the Company on any matter. At the Effective Time, Courtney A. Tippy became the sole director of the Company.

Officers

Immediately following the Effective Time, all prior officers of the Company were removed, in connection with the Merger and not due to any disagreement with the Company on any matter, and the following became officers of the Company: Mark A. Lockett (President), Courtney A. Tippy (Vice President and Secretary), James A. Wilson (Vice President), Leslie K. Nagy (Vice President, Chief Financial Officer and Controller), David L. Reed (Vice President and Treasurer) and Jeff Bennett (Assistant Treasurer).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety. A copy of such second amended and restated certificate of incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

At the Effective Time, the amended and restated bylaws of the Company, as amended to date, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. A copy of such second amended and restated bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company provided a notice of redemption to the trustee and directed the trustee to deliver a corresponding notice to the holders of the outstanding $425,000,000 aggregate principal amount of 5.625% Senior Notes due 2024 (the “Notes”) that all outstanding Notes would be redeemed on November 30, 2020 (the “Redemption Date”), at a redemption price of 102.813% of principal amount of such Notes, plus accrued and unpaid interest as of the Redemption Date. Immediately following the issuance of the notice of redemption, the Company satisfied and discharged substantially all of its obligations under the Notes by depositing with the trustee funds sufficient to repay the Notes in full, such funds to be held in trust for the benefit of the holders thereof.

On the Closing Date, the press release attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 was issued announcing the completion of the Merger.

The information contained in and accompanying this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 14, 2019, by and among Advanced Disposal Services, Inc., Everglades Merger Sub Inc. and Waste Management, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on April 15, 2019).

2.2*	Amendment No. 1, dated as of June 24, 2020, to the Agreement and Plan of Merger, dated April 14, 2019, by and among Advanced Disposal Services, Inc., Waste Management, Inc. and Everglades Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on June 24, 2020).

3.1	Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc.

3.2	Amended and Restated Bylaws of Advanced Disposal Services, Inc.

99.1	Press Release, dated October 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2020

Advanced Disposal Services, Inc.

By:	/s/ Courtney A. Tippy
	Name:	Courtney A. Tippy
	Title:	Vice President and Secretary